Exhibit 77C- Matters submitted to a vote of security holders

AllianceBernstein Municipal Income Fund II-Massachusetts Portfolio

A Special Meeting of the Stockholders of the AllianceBernstein Municipal Income Fund II-Massachusetts Portfolio (the "Portfolio") was held on November 15, 2005. With respect to the first item of business, the election of Trustees, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. With respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Portfolio's fundamental investment objective as non-fundamental with changes to the Portfolio's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Portfolio's proxy statement):


Voted For
Withheld Authority
1. To elect eight Trustees of the Portfolio, each such Trustee to hold office until his or her successor is duly elected and qualified.





Ruth Block
91,212,049
2,694,097
David H. Dievler
91,221,279
2,684,867
John H. Dobkin
91,242,278
2,663,867
Michael J. Downey
91,267,436
2,638,710
William H. Foulk, Jr.
91,239,025
2,667,120
D. James Guzy
90,901,764
3,004,382
Marc O. Mayer
91,231,955
2,674,190
Marshall C. Turner, Jr.
91,259,021
2,647,125



Voted For
Voted Against

Abstained
Broker
Non-Votes
  3.   To amend, eliminate,
  or reclassify as
  non-fundamental, the
  fundamental investment
  restrictions regarding:





3.B.  Issuing Senior Securities
         and Borrowing Money

5,294,789
199,847
28,181
2,045,803
3.C.  Underwriting Securities

5,291,259
194,876
36,683
2,045,803
3.D.  Concentration of Investments

5,294,789
199,847
28,181
2,045,803
3.E.  Real Estate and Companies
         That Deal In Real Estate

5,286,288
203,006
33,523
2,045,803
3.F.   Commodity Contracts and
         Futures Contracts
5,290,087
204,550
28,181
2,045,803
3.G.   Loans

5,271,092
215,043
36,683
2,045,803
3.H.   Joint Securities Trading
          Accounts

5,284,744
204,550
33,523
2,045,803
3.L.   Purchase of Securities on
         Margin

5,261,217
228,274
33,326
2,045,803
3.M.  Short Sales

5,257,104
228,274
37,439
2,045,803
3.N.  Pledging, Hypothecating,
         Mortgaging, or Otherwise
         Encumbering Assets

5,260,398
229,094
33,326
2,045,803
3.V.  Option Transactions

5,265,920
223,572
33,326
2,045,803





4.B.  The reclassification of the
         Portfolio's fundamental
         investment objective as non-
         fundamental with changes to
         the Portfolio's investment
         objective.
5,088,323
145,704
288,790
2,045,803